Exhibit 99.1

FOR IMMEDIATE RELEASE

Sparton Announces Extension of Outside Date Under Merger Agreement with Ultra

Schaumburg, Ill. – (BUSINESS WIRE) – January 31, 2018 – Sparton Corporation (NYSE:SPA) (“Sparton”) announced today that the outside date for completing the pending merger pursuant to the Agreement and Plan of Merger (the “merger agreement”), dated as of July 7, 2017, among Sparton, Ultra Electronics Holdings plc (ULE) (“Ultra”) and Ultra Electronics Aneira Inc. has been extended from January 31, 2018 to March 31, 2018.

As previously disclosed, in connection with the review of the pending merger by the United States Department of Justice (the “DOJ”) under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (“HSR”), Sparton, Ultra and the DOJ entered into a timing agreement pursuant to which, among other things, Sparton and Ultra agreed not to consummate the pending merger until 90 days following the date on which both of them shall have certified compliance with the DOJ’s requests for additional information (the “second requests”), unless the DOJ’s review shall have been closed sooner, subject to certain exceptions. Sparton expects that both Sparton and Ultra will have certified compliance with the second requests on or before February 8, 2018. The DOJ’s decision on the pending merger might not be received by Sparton and Ultra by March 31, 2018. The merger agreement provides Ultra with the right to further extend the outside date for completing the pending merger until July 31, 2018 if certain regulatory approvals, including clearance under HSR, remain pending as of March 31, 2018.

Sparton and Ultra have been cooperating fully with the DOJ as it conducts its review and are continuing to work with the DOJ to obtain clearance of the pending merger.

About Sparton Corporation

Sparton Corporation (NYSE:SPA), now in its 118th year, is a provider of complex and sophisticated electromechanical devices with capabilities that include concept development, industrial design, design and manufacturing engineering, production, distribution, field service, and refurbishment. The primary markets served are Medical & Biotechnology, Military & Aerospace, and Industrial & Commercial. Headquartered in Schaumburg, IL, Sparton currently has thirteen manufacturing locations and engineering design centers worldwide. Sparton’s Web site may be accessed at http://www.sparton.com/.

Safe Harbor and Fair Disclosure Statement

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: To the extent any statements made in this release contain information that is not historical, these statements are essentially forward-looking and are subject to risks and uncertainties, including the difficulty of predicting future results, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in Sparton’s filings with the SEC. The matters discussed in this press release may also involve risks and uncertainties concerning Sparton’s services described in Sparton’s filings with the SEC. In particular, see the risk factors described in Sparton’s most recent Form 10-K and Form 10-Q. Additional factors may include the effect of the announcement of the pending merger and related transactions on Sparton’s business relationships, operating results and business generally; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Ultra, and the risk that the merger agreement with Ultra may be terminated in circumstances that require Sparton to pay a termination fee to Ultra; the outcome of legal proceedings instituted against Sparton related to the merger agreement with Ultra; and the failure to satisfy conditions to completion of the pending merger with Ultra, including the receipt of all required regulatory clearances related to the pending merger with Ultra. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for Sparton’s ongoing obligations to disclose material information as required by the federal securities laws, Sparton does not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Contact

Investors:

Institutional Marketing Services (IMS)

John Nesbett/Jennifer Belodeau, 203-972-9200

jnesbett@institutionalms.com

or

Company:

Sparton Corporation

Joseph McCormack, 847-762-5812

jmccormack@sparton.com